Exhibit 99.1

LAVA Reports Second Quarter 2025 Financial Results and Provides Corporate Update

August 13, 2025

•	Announced entry into an agreement to be acquired by XOMA Royalty Corporation for between $1.16 and $1.24 per share in cash, plus a contingent value right related to LAVA’s two partnered assets and unpartnered programs

•	Consummation of acquisition expected to occur in the fourth quarter of 2025, subject to customary closing conditions and an extraordinary general meeting of shareholders

•	Announced decision to discontinue development of LAVA-1266 for acute myeloid leukemia and myelodysplastic syndrome; wind-down of the program has been initiated

UTRECHT, The Netherlands, and PHILADELPHIA, Aug. 13, 2025 (GLOBE NEWSWIRE) -- LAVA Therapeutics N.V. (NASDAQ: LVTX, “LAVA,” or the “Company”), a clinical-stage immuno-oncology company historically focused on its proprietary Gammabody® bispecific gamma delta T cell engagers, today announced financial results for the second quarter ended June 30, 2025 and provided a corporate update.

“We are pleased to announce that LAVA has recently entered into a definitive agreement to be acquired by XOMA Royalty Corporation,” said Steve Hurly, Chief Executive Officer of LAVA. “This deal is the outcome of a comprehensive and diligent strategic review process by management and our Board of Directors, conducted under the guidance of our legal and financial advisors, with the objective of maximizing value for our shareholders while supporting the sustained success of LAVA’s business. Our Board of Directors has unanimously determined that the deal is in the best interests of all of our shareholders and has approved the proposed acquisition.”

Entry into Share Purchase Agreement; Tender Offer

On August 4, 2025, the Company announced that it has entered a definitive share purchase agreement (the “Purchase Agreement” and the transactions set forth in the Purchase Agreement, the “Transactions”) with XOMA Royalty Corporation (“XOMA”), whereby XOMA will acquire all of the issued and outstanding common shares of the Company through a cash tender offer for (i) between $1.16 and $1.24 per share in cash, consisting of (A) $1.16 per share, plus (B) an additional amount of up to $0.08 per share, plus (ii) a non-transferable contingent value right per share representing the right to receive potential contingent cash payments following the closing related to the Company’s two partnered assets as well as its unpartnered programs. Pursuant and subject to the terms of the Purchase Agreement, XOMA will commence a tender offer by August 15, 2025 to acquire all of the Company’s outstanding common shares. The closing of the Transactions is subject to customary closing conditions and is expected to close in the fourth quarter of 2025.

Discontinued LAVA-1266 Program

On August 4, 2025, the Company announced its plans to discontinue its Phase 1 clinical trial of LAVA-1266 for acute myeloid leukemia and myelodysplastic syndrome, and initiate the wind-down of the LAVA-1266 program.

Updates Regarding Partnered Programs

Johnson & Johnson (J&J) Partnered Program (JNJ-89853413) – Phase 1 Trial (NCT06618001)

Designed to target CD33 and gamma delta T cells with a bispecific gamma delta T cell engager

•	Key Indications: relapsed or refractory (R/R) acute myeloid leukemia (AML) or R/R higher-risk type of myelodysplastic neoplasms (MDS)

•	Current Status: J&J is enrolling patients in a Phase 1, open label, multi-center trial, currently underway in Canada and Spain. The trial includes a dose escalation and dose expansion segment to evaluate JNJ-89853413 in approximately 100 adults with R/R AML or R/R higher risk type of MDS

Pfizer Partnered Program (PF08046052) – Phase 1 Trial (NCT05983133)

Potential first-in-class epidermal growth factor receptor (EGFR) and bispecific gamma delta T cell receptor-targeted therapy

•	Key Indications: advanced solid tumors

•	Current Status: Pfizer is enrolling patients in a Phase 1 open label, multi-center trial, currently underway in the US and UK. The trial is intended to evaluate PF08046052 in approximately 290 subjects

Second Quarter 2025 Financial Results

•	As of June 30, 2025, LAVA had cash, cash equivalents, and short-term investments of $56.2 million, compared to cash, cash equivalents, and short-term investments of $76.6 million as of December 31, 2024.

•	Revenue from contracts with customers was zero for the quarters ended June 30, 2025 and 2024, respectively, and zero and $7.0 million for the six months ended June 30, 2025 and 2024, respectively. Revenue of $7.0 million received in the six months ended June 30, 2024 was comprised of a $7.0 million payment from Pfizer related to the achievement of a clinical milestone.

•	Research and development expenses were $4.7 million and $6.0 million for the quarters ended June 30, 2025 and 2024, respectively, and $8.9 million and $11.6 million for the six months ended June 30, 2025 and 2024, respectively. The decrease in both periods was primarily due to a reduction in headcount related to restructuring activities and resulting decrease in research and development activity, with lower preclinical and clinical expenses due to the discontinuation of the LAVA-1207 program and a reduction in the estimated remaining clinical trial activities, partially offset by activities for LAVA-1266 occurring in the quarter ended June 30, 2025.

•	General and administrative expenses were $2.6 million and $3.4 million for each of the quarters ended June 30, 2025 and 2024, respectively and $6.0 million and $6.8 million for the six months ended June 30, 2025 and 2024, respectively. The decrease reflected in both periods was due to lower headcount and an overall streamlining of administrative and operating costs related to the Company’s restructuring activities, partially offset by increased professional and consultant fees related to the Company’s transition to US GAAP reporting as well as increased severance payments related to the Company’s restructuring action in February 2025.

•	Other income (expense), net was a $1.3 million other expense, net and $1.2 million other income, net for the quarters ended June 30, 2025 and 2024, respectively, with other income, net of $3.1 million and $2.7 million for the six months ended June 30, 2025 and 2024, respectively. For the three months ended June 30, 2025 and 2024, the decrease is primarily due to foreign exchange loss, due to fluctuations in the US dollar currency rate compared to the Euro, as well as lower interest rates for cash held in money market accounts, partially offset by lower interest expense incurred as the Company’s outstanding innovation credit from Rijksdienst voor Ondernemend Nederland (RVO) was forgiven in March 2025. Forgiveness of the RVO credit balance also increased other income, net for the six months ended June 30, 2025.

•	Net loss was $8.6 million and $8.3 million for the quarters ended June 30, 2025 and 2024, respectively, or $0.32 and $0.31 net loss per share, respectively, and $12.1 million and $8.9 million, or $0.45 or $0.33 net loss per share, for the six months ended June 30, 2025 and 2024, respectively.

LAVA Therapeutics N.V.

Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue:
Revenue from contracts with customers	$—	$—	$—	$6,992
Total revenue	—	—	—	6,992
Cost and expenses:
Research and development	(4,739)	(5,958)	(8,895)	(11,606)
General and administrative	(2,550)	(3,435)	(5,982)	(6,816)
Total cost and expenses	(7,289)	(9,393)	(14,877)	(18,422)
Operating loss	(7,289)	(9,393)	(14,877)	(11,430)
Other (expense) income, net
Interest income	607	968	1,320	1,938
Interest expense	—	(129)	(129)	(259)
Foreign currency exchange (loss) gain, net	(1,885)	340	(3,338)	997
Gain on extinguishment of borrowings	—	—	5,203	—
Total other (expense) income, net	(1,278)	1,179	3,056	2,676
Net loss before taxes	(8,567)	(8,214)	(11,821)	(8,754)
Income tax expense	(72)	(86)	(297)	(154)
Net loss	$(8,639)	$(8,300)	$(12,118)	$(8,908)
Other comprehensive income (loss):
Foreign currency translation adjustment	2,349	(424)	3,327	(1,471)
Comprehensive loss	$(6,290)	$(8,724)	$(8,791)	$(10,379)

Net loss per share, basic and diluted	$(0.32)	$(0.31)	$(0.45)	$(0.33)
Weighted-average common shares outstanding, basic and diluted	26,899,122	26,822,139	26,894,666	26,807,760

LAVA Therapeutics N.V.

Condensed Consolidated Balance Sheets (Unaudited)

(In thousands, except par value and share data)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$26,380	$35,015
Short-term investments	29,789	41,561
Prepaid expenses	1,922	1,072
Other current assets	2,404	1,649
Total current assets	60,495	79,297
Property and equipment, net	43	1,002
Operating lease right-of-use assets	—	441
Other non-current assets	9	91
Total assets	$60,547	$80,831

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$1,428	$2,722
Accrued expenses and other current liabilities	4,184	10,083
Borrowings	—	4,886
Current portion of operating lease liabilities	—	315
Total current liabilities	5,612	18,006
Non-current portion of deferred revenue	35,000	35,000
Non-current portion of operating lease liabilities	—	80
Total liabilities	40,612	53,086
Shareholders' equity:
Common shares	3,717	3,717
Additional paid-in capital	212,637	211,656
Accumulated deficit	(187,091)	(174,973)
Accumulated other comprehensive loss	(9,328)	(12,655)
Total shareholders' equity	19,935	27,745
Total liabilities and shareholders' equity	$60,547	$80,831

About LAVA Therapeutics

LAVA Therapeutics N.V. is a biopharmaceutical company that has developed several clinical-stage bispecific gamma delta T cell engagers using its proprietary Gammabody® platform, including JNJ-89853413, targeting CD33 and hematologic cancers (NCT06618001), partnered with Johnson & Johnson, and PF-08046052, targeting EGFR and solid tumors (NCT05983133), partnered with Pfizer, Inc. For more information on LAVA, please visit www.lavatherapeutics.com.

Gammabody® is a registered trademark of LAVA Therapeutics N.V.

LAVA’s Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “could”, “will”, “may”, “expect”, “should”, “plan”, “intend”, “estimate”, “potential”, “suggests”, and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward- looking statements in this press release include, but are not limited to, statements regarding: the expected timing and ability of the parties to complete the consummation of the transactions contemplated by the Offer, the Purchase Agreement and the CVR Agreement (the “Transactions”) including the parties' ability to satisfy the conditions as to the consummation of the tender offer and the other conditions to the consummation of the Transactions; LAVA’s ability to achieve the closing net cash amount as set forth in the Purchase Agreement; management’s belief that the Transactions will maximize shareholder value; the perceived benefits of the Transactions; and the potential payment of proceeds to the Company’s shareholders, including pursuant to the CVR Agreement, if any. These forward-looking statements are based on LAVA’s expectations and assumptions as of the date of this press release and are subject to various risks and uncertainties that may cause actual results to differ materially from these forward-looking statements. As a result, a number of important factors could cause actual results to differ materially from those indicated by such forward-looking statements, including: the risk that the Transactions may not be completed in a timely manner, or at all, which may adversely affect LAVA’s business and the price of its common shares; the delay or failure of the conditions of the Offer to be satisfied (or waived), including insufficient common shares of LAVA being tendered in the Offer; the possibility that competing offers will be made; significant costs associated with the Transactions; the risk that any shareholder or other litigation in connection with the Transactions may result in significant costs of defense, indemnification and liability; the risk that activities related to the CVR Agreement may not result in any value to LAVA’s shareholders; the possibility that prior to the completion of the Transactions, LAVA’s or XOMA’s business may experience significant disruptions due to transaction-related uncertainty; the effects of disruption from the transactions in LAVA’s business and the fact that the announcement and pendency of the Transactions may make it more difficult to establish or maintain relationships with employees, manufacturers, suppliers, vendors or business partners; the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement; as well as potential adverse effects on LAVA’s business condition and results from general economic and market conditions and overall fluctuations in the United States and international equity markets, including as a result of inflation, heightened interest rates, recent and potential future pandemics and other health crises, and hostilities, including the Russian invasion of Ukraine and the conflict in the Middle East. These and other risks are described in greater detail under the caption “Risk Factors” in LAVA’s most recent Annual Report on Form 10-K and other filings LAVA makes with the U.S. Securities and Exchange Commission (the “SEC”). LAVA assumes no obligation to update any forward-looking statements contained herein whether as a result of any new information, future events, change in expectations or otherwise, except as otherwise required by law.

Additional Information and Where to Find It

The tender offer for LAVA’s outstanding common shares described above has not commenced and this press release is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell any of LAVA’s common shares or any other securities of LAVA. At the time the tender offer is commenced, XOMA will file or cause to be filed a Tender Offer Statement on Schedule TO, including an offer to purchase, with the SEC, and LAVA will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC related to the tender offer. The offer to purchase the outstanding LAVA’s outstanding common shares will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. LAVA also plans to file a proxy statement in connection with an extraordinary general meeting of shareholders at which LAVA shareholders will vote on certain proposed resolutions (the “EGM Proposals”) in connection with the transactions referenced herein, and will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the extraordinary general meeting. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE EXTRAORDINARY GENERAL MEETING AND THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, A LETTER OF TRANSMITTAL AND RELATED DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING THE OFFER, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES (INCLUDING THE TERMS AND CONDITIONS OF THE OFFER) OR MAKING ANY VOTING DECISION FOR THE EXTRAORDINARY GENERAL MEETING. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the information agent for the offer, which will be named in the tender offer statement. Investors and security holders may also obtain, at no charge, the documents filed or furnished to the SEC by LAVA under the “SEC Filings” subsection of the “Financials & Filings” section of LAVA’s website at https://ir.lavatherapeutics.com or by accessing the Investor Relations sections of XOMA Royalty’s website at https://www.investors.xoma.com.

CONTACTS

Investor Relations

ir@lavatherapeutics.com

LifeSci Advisors (IR/Media)

Joyce Allaire

Jallaire@lifesciadvisors.com